Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

KRONOS INCORPORATED

Section 1. ARTICLES OF ORGANIZATION

         The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class or series of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2. STOCKHOLDERS

         2.1 Annual Meeting. The annual meeting of stockholders shall be held at 12:00 noon on the third Tuesday of March in each year (unless that day be a legal holiday at the place where the meeting is to be held in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

         2.2 Special Meetings. A special meeting of the stockholders may be called at any time by the president or by the directors and, after the consummation of an initial public offering of the corporation’s common stock registered with the Securities and Exchange Commission (the “Public Offering Time”), shall be called by the clerk, or in the case of the death, absence, incapacity, or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 50% in interest of the capital stock entitled to vote thereat or (ii) such lesser percentage, if any (but not less than 40%), as shall be determined to be the maximum percentage which the corporation is permitted by applicable law to establish for the call of such a meeting. After the Public Offering Time, application to a court pursuant to Section 34(b) of the Business Corporation Law of The Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 50% in interest of the capital stock entitled to vote thereat or (ii) such lesser percentage, if any (but not less than 40%), as shall be determined to be the maximum percentage which the corporation is permitted by applicable law to establish for the call of such a meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

         2.3 Place of Meetings. All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

         2.4 Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of The Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         2.5 Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.6 Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-law’s. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         2.7 Voting. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

         2.8. Action by Writing. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

         2.9 Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 3. BOARD OF DIRECTORS

         3.1 Number, Election and Tenure. The number of directors which shall constitute the whole board shall be determined from time to time by vote of a majority of the directors then in office, provided that the number thereof may not be less than three. Prior to the Public Offering Time, each of the directors shall hold office until the next annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, or until his earlier death, resignation or removal. After the Public Offering Time, the directors, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible: one class whose term expires at the first annual meeting of stockholders to be held after the Public Offering Time, another class whose term expires at the second annual meeting of stockholders to be held after the Public Offering Time and another class whose term expires at the third annual meeting of stockholders to be held after the Public Offering Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving at the Public Offering Time, and the membership of each class shall be initially determined by the board of directors at such time. If the number of directors is changed by the directors after the Public Offering Time, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of stockholders after the Public Offering Time, subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders.

         3.2 Notification of Nominations. Subject to the rights of the holders of shares of any class or series of Preferred Stock, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. After the Public Offering Time, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the clerk accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class, series (if any) and number of shares held by each person and which holders represent in the aggregate 1% of the outstanding shares entitled to vote in the election of directors. To be timely, notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder’s notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the applicable proxy statement as a nominee and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation’s books, of such stockholder and (y) the class, series (if any) and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the clerk the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the clerk shall appoint one or more inspectors to determine whether a stockholder has complied with this section 3.2. If the inspectors shall determine that a stockholder has not complied with this section 3.2, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         3.3 Vacancies. Subject to the rights of the holders of shares of any class or series of Preferred Stock, any vacancies on the board of directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the number of directors as required for a quorum or for any vote or other actions.

         3.4 Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

         3.5 Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business but unless otherwise provided by the directors or such rules its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.

         3.6 Regular Meetings. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         3.7 Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or the treasurer or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

         3.8 Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.9 Quorum. Except as may be otherwise provided by law, by the Articles of Organization or by these By-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; provided, however, that a quorum shall not in any case be less than one third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present and the meeting may be held as adjourned without further notice.

         3.10 Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

         3.11 Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

         3.12 Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         3.13 Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

Section 4. OFFICERS AND AGENTS

         4.1 Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a clerk, and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be but none need be a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

         4.2 Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

         4.3 Election. The president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

         4.4 Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

         4.5 Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

         4.6 Chairman of the Board. If a chairman of the board of directors is elected, he shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

         4.7 President and Vice Presidents. The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.

         4.8 Treasurer and Assistant Treasurers. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors. Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

         4.9 Clerk and Assistant Clerks. The clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof. Any assistant clerks shall have such other duties and powers as shall be designated from time to time by the directors.

         4.10 Secretary and Assistant Secretaries. If a secretary is elected, he shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.

Section 5. RESIGNATIONS AND REMOVALS

         Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Prior to the Public Offering Time, a director (including persons elected by directors to fill vacancies in the board) may be removed from office (i) with or without cause by the affirmative vote of a majority of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, provided that the directors of a class elected by the holders of a particular class or series of capital stock may be removed only by the affirmative vote of a majority of the total number of votes of the then outstanding shares of such class or series, or (ii) with cause by the vote of a majority of the directors then in office. After the Public Offering Time and subject to the rights of the holders of shares of any class or series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. For the purposes of this Section 5, “cause” shall mean (a) conviction of a felony, (b) declaration of unsound mind by order of court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude, or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 6. OFFICER VACANCIES

         The directors shall elect a successor if the office of the president, treasurer or clerk becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer and clerk until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Section 7. CAPITAL STOCK

         7.1 Number and Par Value. The total number of shares and the par value, if any, of each class and series of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

         7.2 Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         7.3 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

         8.1 Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

         8.2 Record Date and Closing Transfer Books. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(1)	The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(2)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify any person against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved or with which such person may be threatened, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another organization or in any capacity with respect to any employee benefit plan. Such indemnification shall be provided although the person to be indemnified is not currently a director, officer, partner, trustee, employee or agent of the corporation or such other organization or no longer serves with respect to any such employee benefit plan. Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated resolution unless:

(a)	such indemnification shall have been approved by holders of the shares of the corporation’s capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votes cast on the question exclusive of any shares owned by an interested director or officer; or

(b)	such indemnification and such settlement, decree or resolution shall have been approved as being in the best interest of the corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorum); or

(c)	if no directors are disinterested, a written opinion, reasonably satisfactory to the corporation, of independent legal counsel selected by the corporation shall have been furnished to the corporation that (i) such indemnification and such settlement, decree or resolution are in the best interest of the corporation or organization or plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

Expenses reasonably incurred in the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by the person so indemnified to repay to the corporation the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under this section. Such undertaking may be accepted without reference to the financial ability of such person to make repayment.

         The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any person may be entitled. As used in this section, the term “person” includes the heirs, executors, administrators and personal representatives of any person, an “interested” director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending or threatened, and a “disinterested director” is any director who is not an interested director. The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

         Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of the corporation with respect to any acts or omission of such director or officer occurring prior to such repeal or modification.

Section 10. CORPORATE SEAL

         The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 11. EXECUTION OF PAPERS

         Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 12. CONTROL SHARE ACQUISITIONS

         The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions (as defined in said Chapter 110D) of the corporation.

Section 13. FISCAL YEAR

         The fiscal year of the corporation shall end on the last day of September in each year.

Section 14. AMENDMENTS

         These By-laws (other than this Section 14) may be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action prohibited by law or in conflict with the Articles of Organization. The stockholders shall have the power to amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided for in the Articles of Organization.

* * *

Amendments to Amended and Restated By-laws
Approved by the Board of Directors on
June 29, 2004

_________________

         In connection with the adoption of the new Massachusetts Business Corporation Act, Chapter 156D, the board of directors of the corporation approved and adopted the following amendments to the corporation’s Amended and Restated By-laws:

(1)     Section 2.5 of the Amended and Restated By-laws shall read in its entirety as follows:

        “Section 2.5 Quorum.

(a)	Unless otherwise provided by law, or in the Articles of Organization, these By-laws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these By-laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.”

(2)      Section 2.6 of the Amended and Restated By-laws shall read in its entirety as follows:

        “Section 2.6 Voting and Proxies.

(a)	Except as provided in this Section 2.6(a) or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these By-laws shall limit the power of the Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

(b)	A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.”

(3)     Section 2.7 of the Amended and Restated By-laws shall read in its entirety as follows:

“Section 2.7 Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these By-laws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.”

(4)     Section 2.9 of the Amended and Restated By-laws shall read in its entirety as follows:

       “Reserved.”

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